Exhibit 99.1

Independent Auditor’s Report

To the Board of Trustees of

Physicians Realty Trust

We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of Foundation Medical Center of Oklahoma City, LLC at Oklahoma City, Oklahoma (“the Oklahoma City Property”) for the year ended December 31, 2012, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement of Revenues, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the Revenues and Certain Direct Operating Expenses described in Note 1 to the financial statement of the Oklahoma City Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

As described in Note 1 to the Financial Statement, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Oklahoma City Property’s revenues and expenses.  Our opinion is not modified with respect to this matter.

/s/Plante & Moran, PLLC

Chicago, Illinois
November 12, 2013

Oklahoma City Property

Statement of Revenues and

Certain Direct Operating Expenses

	Year Ended	Six Months
	December	Ended June
	31, 2012	30, 2013
		(unaudited)
Revenues
Rental revenues	$1,185,445	$596,815
Expense recoveries	239,545	141,977

Total Revenues	1,424,990	738,792

Certain Direct Operating Expenses
Property operating expenses	298,640	121,051
Property taxes and insurance	83,474	42,000

Total Certain Direct Operating Expenses	382,114	163,051

Revenues in Excess of Certain Direct Operating Expenses	$1,042,876	$575,741

See Accompanying Notes to Financial Statement.

Oklahoma City Property

Statement of Revenues and

Certain Direct Operating Expenses

1.                                Business

Foundation Medical Center of Oklahoma City, LLC, or the Seller, owned and operated an approximately 52,000 square foot outpatient care building located in Oklahoma City, Oklahoma (the “Oklahoma City Property”), entered into a purchase agreement with Graymark Healthcare, Inc. (“Graymark”) and Graymark immediately assigned its interest in the purchase agreement to a subsidiary of Physicians Realty Trust (the “Assignee”), which ultimately acquired the property at closing on September 30, 2013. The Property is triple net leased to five tenants (“Tenants”).

The accompanying statement of revenues and certain operating expenses has been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases, and income taxes.

2.                                Summary of Significant Accounting Policies

Use of Estimates -  Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

Revenue Recognition - Each Tenant lease is accounted for as an operating lease. Rental revenue is recognized on a straight line basis over the term of the lease agreement when collectability is reasonably assured or on a month to month basis depending on the stated lease agreements.

Reimbursement from Tenants - Tenant recoveries related to reimbursement of certain property tax expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Oklahoma City Property is generally the primary obligor, and bears the associated credit risk. The Tenants are responsible for and directly pay all other operating expenses related to the Property.

3.                                Leases

The Seller has entered into operating leases with the Tenants to occupy the property on a month to month basis, where monthly base rent ranges from $8,019 to $15,167.  The Seller has also entered into non-cancellable operating leases.  The terms of the non-cancellable leases include monthly base rents of $8,116 to $52,574, with various escalation terms as stated in the agreements.  These leases have various expiration dates through September 2014.

On September 30, 2013, the Assignee entered into a non-cancellable master triple net lease agreement with Foundation Surgery Affiliate, LLC (FSA).  The lease requires monthly payments of $104,000, with annual increases of 2%. The lease expires on August 31, 2023, with no renewal options. FSA is the sublessor on the existing Tenant leases as described in the above paragraph until each Tenant’s lease either expires or the Tenant vacates the Oklahoma City Property.

Oklahoma City Property

Statement of Revenues and

Certain Direct Operating Expenses

The Operating Partnership also entered into an agreement in Connection with the Assignment and Assumption of Agreement of Sale and Purchase with Graymark that provides for certain agreements and covenants in connection with the agreement and assumption of the Agreement of Purchase and Sale, including (i) restating the lease on the Oklahoma City Property, (ii) granting Graymark  a 1% ownership interest in the Operating Partnership’s subsidiary that will own the Oklahoma City Property and (iii) an option for Graymark to purchase, in aggregate, a 49% interest in the Operating Partnership’s subsidiary that will own the Oklahoma City Property.

Future minimum rents under the master triple net lease dated September 30, 2013 are as follows:

Year	Amount

2013	$312,000
2014	1,254,240
2015	1,279,325
2016	1,304,911
2017	1,331,009
Thereafter	8,183,766

Total	$13,665,251

4.                                Subsequent Events

Subsequent events were evaluated through November 12, 2013, the date the financial statement was available to be issued.